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                                   EXHIBIT 5.1

                      Paul, Hastings, Janofsky & Walker LLP
                             555 South Flower Street
                               Twenty-Third Floor
                          Los Angeles, California 90071
                                 (213) 683-6000
                            (213) 627-0705 FACSIMILE


30235.95326

October 16, 2001



L90, Inc.
4499 Glencoe Avenue
Marina del Rey, California 90292

Re:    Form S-8
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Ladies and Gentlemen:

               We are furnishing this opinion of counsel to L90, Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale by the Company of up to 2,000,000 shares (the "Shares") of its Common Stock upon the exercise of stock options granted pursuant to the Company's Stock Incentive Plan (the "Plan").

               We have examined the Plan, the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

               Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased and issued as described in the Registration Statement and in accordance with the Plan (including the receipt of the full purchase price therefor), will be validly issued, fully paid and nonassessable.

               We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law, as in effect as of the date hereof.

               We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement.


Very truly yours,

         /s/ Paul, Hastings, Janofsky & Walker LLP
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